Exhibit 99.2(n)



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Trustees and Shareholder of
Scudder Weisel Capital Entrepreneurs Fund:

We consent to the use of our report for the Scudder Weisel Capital Entrepreneurs Fund, dated January 16, 2001, included herein, and to the reference to our firm under the heading "Independent Auditors" in the Statement of Additional Information.



                                                      /s/  KPMG LLP




Boston Massachusetts
January 22, 2001